UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

MTS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-2382	41-0908057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Technology Drive Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 937-4000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 11, 2011, MTS Systems Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Annual Meeting of Shareholders held on February 9, 2011, including, among other matters, a shareholder advisory vote on the frequency of the advisory shareholder vote on executive compensation (“Say-on-Pay vote”).  This Amendment No. 1 to the Original Report is being filed to disclose the Company’s decision as to how frequently it will hold an advisory Say-on-Pay vote.  Except for the new disclosures set forth herein, this Amendment No. 1 does not amend the Original Report in any way and does not modify or update any other disclosures contained in the Original Report.

Item 5.07 Submission of Matters to a Vote of Shareholders

As previously disclosed, at the Company’s Annual Meeting of Shareholders held February 9, 2011, a majority of votes of the shareholders of the Company were cast in favor of holding an annual (non-binding) advisory vote on executive compensation.  Based on the results of the shareholder vote, on May 25, 2011, the Board of Directors of the Company decided that the Company will hold an advisory shareholder vote on the compensation of its named executive officers annually until the next required vote on the frequency of shareholder votes on executive compensation or until the Board of Directors of the Company determines that it is in the best interest of the Company to hold such vote with a different frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: June 1, 2011	By:	/s/ SUSAN E. KNIGHT
Susan E. Knight
Vice President and Chief Financial Officer